UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2021

DIAMONDHEAD HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39936	85-3460766
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

250 Park Ave, 7th Floor New York, New York	10177
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 572-6260

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value and one-fourth of one redeemable warrant	DHHCU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DHHC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DHHCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 12, 2021, the Staff of the Securities and Exchange Commission (the “SEC”) issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”) informing market participants that certain warrants issued by SPACs may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings. Specifically, the SEC Statement focused on certain settlement terms and provisions in warrant agreements related to certain tender offers following a business combination. DiamondHead Holdings Corp. (the “Company”) had previously accounted for its private placement warrants and public warrants (collectively, the “warrants”) as equity.

As a result of the considerable time and dedication of resources required to evaluate the Company’s accounting practice with respect to the Company’s warrants and the resulting impact on the Company’s financial statements, the Company was unable to file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 (the “Quarterly Report”) by the prescribed due date of May 17, 2021. On May 18, 2021, the Company filed a Form 12b-25 Notification of Late Filing with the SEC in connection with the Quarterly Report.

On May 28, 2021, the Company received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that as a result of the Company’s failure to timely file its Quarterly Report, the Company is no longer in compliance with the continued listing requirements set forth in Section 5250(c)(1) of The Nasdaq Stock Market LLC Rules (the “Nasdaq Listing Rule”). The Nasdaq Listing Rule requires listed companies to timely file all required periodic financial reports with the SEC. The Notice advises that under the Nasdaq’s rules, the Company will have six months from the date on which the notice was received to submit a plan of compliance or file its Quarterly Report. The Company can regain compliance with the Nasdaq listing standards during this six-month period by submitting a plan of compliance that is approved or when the Company files its Quarterly Report with the SEC. If the Company fails to submit a plan of compliance or file its Quarterly Report within such six-month period, the Nasdaq may, in its sole discretion, allow the Company’s securities to trade for up to an additional six months depending on specific circumstances. The Company’s securities will remain listed on the Nasdaq under the symbols “DHHCU”, “DHHC” and “DHHCW.” The Notice has no immediate effect on the listing or trading of the Company’s securities, which will continue to trade on the Nasdaq, subject to the Company’s compliance with other applicable continued listing requirements.

The Company subsequently filed its Quarterly Report with the SEC on June 3, 2021. As a result of such filing, the Company expects to regain compliance with the Nasdaq Listing Rule.

Item 8.01. Other Events.

On June 3, 2021, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Press Release, dated June 3, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2021

DIAMONDHEAD HOLDINGS CORP.

By:	/s/ Keith Feldman
Name:	Keith Feldman
Title:	Chief Financial Officer